UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2012

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Ibis Technology Corporation
(Exact name of Registrant as Specified in its Charter)

Massachusetts	000-26824	04-2987600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 Washington Street, Suite 101
Foxboro, Massachusetts 02035
(Address of Principal Executive Offices)

(508) 543-1720
(Registrant’s telephone number, including area code)

32 Cherry Hill Drive
Danvers, Massachusetts 01923
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events.

On April 30, 2012, the Board of Directors of Ibis Technology Corporation (the “Company”) declared and approved the payment of a final liquidating distribution of $0.02 per share on each outstanding share of the Company’s common stock, payable to stockholders of record as of February 23, 2009 (the “Record Stockholders”).

This final liquidating distribution will be distributed by Continental Stock Transfer & Trust Company (“Continental”), 17 Battery Place, New York, NY 10004, Fax: (212) 616-7613, Email: cstmail@continentalstock.com.  If you are a Record Stockholder and your mailing address has changed since the Company’s prior distribution in March 2009, please provide Continental with your updated mailing address at your earliest convenience.

This liquidating distribution represents a final distribution to the Company’s stockholders of funds held in reserve by the Company. Record Stockholders do not need to return or tender their shares of common stock to the Company in order to receive this distribution. However, following this final liquidating distribution, the shares of the Company’s common stock, and any stock certificates representing such shares, will be worthless and cancelled.

Please note that it may take between two and four weeks for the Record Stockholders to receive payment of this final liquidating distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIS TECHNOLOGY CORPORATION

Date: April 30, 2012	By:	/s/ Craig R. Jalbert
Name: Craig R. Jalbert
Title: President and Chief Administrative Officer